EXHIBIT 99.1

E-XACT APPOINTS FAHLMAN TO CEO AND PRESIDENT

E-Xact Transactions Ltd                                                    EXZ
Shares issued 8,447,000                                Nov 17 2000 close $.390
Nov 20 2000  2:11:00
Mr. Peter Fahlman reports

Peter Fahlman of Vancouver, B.C., has been appointed president and chief executive officer of the company.

As a founder of E-xact and former vice-president of corporate development, Mr. Fahlman has been a key contributor in both business development and management. With his appointment, the company will relocate its core operations to its international office in Vancouver.

Mr. Fahlman stated: "Our decision to concentrate our operations in Vancouver will permit us to consolidate our resources and reduce our expenditures. We will be refocusing our efforts on our core services in order to build on our company's strengths and provide our customers and shareholders with the best service possible."

Mr. Fahlman replaces Ted Henderson who has resigned as an officer and director of the company. Mr. Henderson will consult to the company for a transition period.